Exhibit 10.21

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") is dated and effective as of November 16, 2012 (the "First Amendment Effective Date") between FIFTH THIRD BANK and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent for the Lenders, and PATRICK INDUSTRIES, INC., as Borrower.

Recitals

A.          Borrower, Lenders and Administrative Agent are parties to that certain Credit Agreement, dated October 24, 2012 (the "Credit Agreement").

B.       Borrower has requested that Lenders and Administrative Agent amend and modify the Credit Agreement to, among other things, modify the capital expenditures limitation for fiscal year 2012.

C.           Subject to the terms and conditions stated in this First Amendment, Lenders, Borrower and Administrative Agent are willing to modify and amend the Credit Agreement, as provided in this First Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, Lenders, Borrower and Administrative Agent agree as follows:

1.   Definitions.  Except as otherwise expressly stated in this First Amendment, all terms used in the Recitals and in this First Amendment that are defined in the Credit Agreement, and that are not otherwise defined herein, shall have the same meanings in this First Amendment as are ascribed to them in the Credit Agreement.

2.   Amendments.

(a)  Amendment of Section 9.3(c).  Section 9.3(c) of the Credit Agreement is amended and restated as of the First Amendment Effective Date to read as follows:

  "(c)           during fiscal year 2012, Investments by the Borrower or any of its Subsidiaries in the form of Capital Expenditures not to exceed $8,000,000; during fiscal year 2013 and each fiscal year thereafter, Investments by the Borrower or any of its Subsidiaries in the form of Capital Expenditures not to exceed $7,000,000;"

(b)     Amendment of Schedule 8.21.  Schedule 8.21 to the Credit Agreement is amended to replace all references to "within thirty (30) days after the Closing Date" with "within ninety (90) days after the Closing Date."

3.   Representations of Borrower.  Borrower represents and warrants to Lenders and Administrative Agent as follows:

(a)  The execution, delivery and performance of this First Amendment and all agreements and documents delivered pursuant hereto by Borrower has been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to Borrower, or its articles of incorporation or bylaws, as applicable, or result in a breach of or constitute a default under any material agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Borrower of this First Amendment and all agreements and documents delivered pursuant hereto; and (iii) this First Amendment and all agreements and documents delivered pursuant hereto by Borrower are the legal, valid and binding obligations of Borrower, as a signatory thereto, and enforceable against Borrower in accordance with the terms thereof.

(b)  After giving effect to the amendments contained in this First Amendment, the representations and warranties contained in Article VII of the Credit Agreement are true and correct on and as of the First Amendment Effective Date with the same force and effect as if made on and as of the First Amendment Effective Date, except that the representation in Section 7.15 of the Credit Agreement shall be deemed to refer to the financial statements of Borrower most recently delivered to Lenders and Administrative Agent prior to the First Amendment Effective Date.

(c)  No Default or Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the First Amendment Effective Date.

4.   Conditions.  The obligation of Lenders and Administrative Agent to execute and to perform this First Amendment shall be subject to full satisfaction of the following conditions precedent on or before the First Amendment Effective Date:

(a)         There shall exist no Default or Event of Default.

(b)         Copies, certified as of the First Amendment Effective Date, of such corporate documents or resolutions of Borrower as Administrative Agent or Lenders may request evidencing necessary corporate action by Borrower with respect to this First Amendment and all other agreements or documents delivered pursuant hereto as any Lender or Administrative Agent may request.

(c)         All liens in favor of Lenders shall be in full force and effect with the required first priority.

(d)         This First Amendment shall have been duly executed and delivered by Borrower to Lenders and Administrative Agent.

(e)         Lenders and Administrative Agent shall have received such additional agreements, documents and certifications, fully executed by Borrower, as may be reasonably requested by Lenders or Administrative Agent.

5.   Fees.  Upon demand, Borrower shall immediately pay all costs and expenses incurred by Lenders and Administrative Agent in connection with the negotiation, preparation and closing of this First Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Faegre Baker Daniels LLP, special counsel to Administrative Agent.

6.   Waiver of Defenses and Claims.  In consideration of the financial accommodations provided to Borrower by Lenders as contemplated by this First Amendment, Borrower hereby waives, releases, and forever discharges Lenders from and against any and all rights, claims or causes of actions of Borrower against Lenders arising from any Lender's actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the First Amendment Effective Date.

7.   Binding on Successors and Assigns.  All of the terms and provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

8.   Governing Law/Entire Agreement/Survival/Miscellaneous.  This First Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any other jurisdiction.   This First Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written.  All covenants, agreements, undertakings, representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment, and shall not be affected by any investigation made by any person.  The Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

9.   Amendment of Other Loan Documents.  All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this First Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time.  The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Credit Agreement, as modified by this First Amendment.  Except as otherwise expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents, as modified and amended by this First Amendment, remain in full force and effect, and fully binding on the parties thereto and their respective successors and assigns.

10.         Further Assurances.  The parties shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of any other party to carry out the provisions and purposes of this First Amendment.

11.         Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.  In the event any party executes and delivers this First Amendment via facsimile, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this First Amendment; (ii) the facsimile of this First Amendment shall constitute a writing signed by such party; and (iii) the facsimile of this First Amendment shall constitute an original of and best evidence of this First Amendment.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective authorized signatories.

PATRICK INDUSTRIES, INC., as Borrower

By:	/s/ Andy L. Nemeth
Andy L. Nemeth, Executive Vice President-
Finance, Chief Financial Officer, Secretary and
Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By:	/s/ David W. O’Neal
David W. O'Neal, Senior Vice President

FIFTH THIRD BANK, as Lender

By:	/s/ Craig Ellis
Printed:	Craig Ellis
Title:	Vice President